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                                                                       Exhibit 9



                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of July 6, 1998, between First Reserve Corporation, a Delaware corporation (the "Assignor") and First Reserve GP VII, L.P., a Delaware limited partnership (the "Assignee").

         WHEREAS, the Assignor is the general partner of First Reserve Fund VII, Limited Partnership, a Delaware limited partnership (the "Partnership"), pursuant to the Amended and Restated Limited partnership Agreement of the Partnership dated as of February 28, 1997, by and among the Assignor and the parties listed therein as limited partners of the Partnership (the "Partnership Agreement");

         WHEREAS, the Assignor desires to transfer and assign to the Assignee all of Assignor's interest in the Partnership as the General Partner thereof (the "Transferred Interest") in consideration of the assumption by the Assignee of all the Assignor's obligations relating to the Transferred Interest; and

         WHEREAS, the Assignee has agreed to acquire the Transferred Interest for such consideration, to become a party to and be bound by the terms of the Partnership Agreement and to be admitted to the Partnership as a substituted general partner with respect to the Transferred Interest as provided in the Partnership Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the parties hereto hereby agree as follows:

                  1. Capitalized terms used herein which are not defined herein shall have their respective meanings set forth in the Partnership Agreement.

                  2. The Assignor hereby assigns to the Assignee all of its right, title and interest as the General Partner in the Partnership represented by the Transferred Interest, including all amounts due and to become due to the Assignor with respect to the Transferred Interest, in exchange for the assumption by the Assignee of the obligations referred to in Section 3 below.

                  3. The Assignee hereby assumes, and agrees to pay and perform, all unperformed obligations of the Assignor under and pursuant to the Partnership Agreement relating to the Transferred Interest. By virtue of the parties' execution and delivery of this Agreement the Assignee shall become a party to the Partnership Agreement (and shall be deemed to have executed and delivered a counterpart thereof), and the Assignee hereby accepts and agrees to be bound by all of the terms and provisions of the Partnership Agreement as the General Partner of the Partnership.

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                  4. All the parties hereto agree that as a result of the
execution and delivery of this Agreement, for purposes of the Partnership Agreement the Assignee shall be substituted as General Partner of the Partnership in the stead of the Assignor, and the Assignor shall withdraw as a general partner of the Partnership immediately thereafter.

                  5. This Agreement may be executed in several counterparts, all of which will together constitute a single agreement among the parties. This Agreement will be governed by, and interpreted in accordance with, the laws of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement with effect as of July 6, 1998.

                                             ASSIGNOR:

                                             FIRST RESERVE CORPORATION



                                             By:      /s/ William Macaulay
                                                 -------------------------------
                                                          William Macaulay
                                                          Managing Director

                                             ASSIGNEE:

                                             FIRST RESERVE GP VII, L.P.

                                             By:      First Reserve Corporation,
                                                      its General Partner



                                             By:      /s/ William Macaulay
                                                 -------------------------------
                                                          William Macaulay
                                                          Managing Director